                                                                   EXHIBIT 10.34

                           TRW AUTOMOTIVE SUPPLEMENTAL
                             RETIREMENT INCOME PLAN

                              Amended and Restated

                           Effective ___________, 2003

1. PURPOSE. The purpose of the TRW Automotive Supplemental Retirement Income
Plan (SRIP), effective as of "Closing Date" under the Master Purchase Agreement dated November 18, 2002, by and between Northrop Grumman Corporation and BCP
Acquisition Company L.L.C. ("Master Purchase Agreement") and pursuant to the terms of the Employee Matters Agreement incorporated as an exhibit thereto (the
"Employee Matters Agreement"), is to provide supplemental retirement and death benefits to those:

   (i) employees, including officers, of TRW Automotive U.S. L.L.C. and certain members of its controlled group which have adopted the SRIP (which shall be collectively referred to herein as "TRW Automotive") whose benefits under the qualified defined benefit pension plans maintained by such entities (the
   "Defined Benefits Plans") shall have been limited by virtue of section 415 of the Internal Revenue Code of 1986 ("Code");

   (ii) management and highly-compensated employees of TRW Automotive whose benefits under the Defined Benefit Plans are limited by Code section 401 (a)
   (17);

   (iii) management and highly-compensated employees of TRW Automotive whose compensation otherwise included as pensionable earnings received by such individual within the meaning of the Defined Benefit Plan could not be so included because such compensation was deferred in accordance with the provisions of the TRW Automotive Deferred Compensation Plan ("DC Plan"); and

   (iv) management and highly-compensated employees of TRW Automotive whose compensation otherwise included as "Earnings" under the Defined Benefit Plan and service otherwise included as Benefit Service under the Defined Benefit
   Plan would not be so included because of a determination by TRW Automotive that such inclusion could violate the regulations under Code section
   401(a)(4).

The SRIP is unfunded for tax purposes and for purposes of Title I of the
Employee Retirement Income Security Act ("ERISA") and is designed to provide benefits which mirror the provisions of the applicable Defined Benefit Plan but cannot be paid from the Defined Benefit Plan because of certain Code limitations.

2. ELIGIBILITY. Employees of TRW Automotive covered by a Defined Benefit Plan whose base pay and bonus paid in any year (or deferred pursuant to the DC Plan)
exceed the limitations of Code section 401(a)(17) shall automatically be covered under the SRIP. All Defined Benefit Plan participants who are eligible to receive benefits from

a Defined Benefit Plan shall automatically receive a benefit from the SRIP if their benefit cannot be fully provided under the Defined Benefit Plan because of the limits under Code section 415.

3. BENEFITS. The amount of the benefit payable under the SRIP shall be equal to the amount which would be payable to or in respect of a participant under the
Defined Benefit Plan if the limitations identified in Section 1 above were inapplicable, less the amount of the benefit payable under the Defined Benefit
Plan, taking into account such limitations. The amount of benefit payable under the SRIP to a participant shall also be reduced to the extent that any other nonqualified plan established by TRW Automotive pays benefits to the participant that are attributable to limits imposed upon Defined Benefit Plans other than those identified in Section 1 above.

4. PAYMENT OF BENEFITS.

   a. Except as provided below, no benefit is payable from the SRIP, even if the participant has terminated his/her employment, unless a participant has five years of vesting service as defined under the Defined Benefit Plan and has attained age fifty- five, provided, however, a benefit will be payable from the
SRIP prior to a participant's attainment of age fifty-five if the participant terminates his or her employment in connection with (i) a special voluntary early retirement program offered under the Defined Benefit Plan, the terms of which provide for eligibility prior to age fifty-five, or (ii) a special early commencement option under the Defined Benefit Plan, the terms of which provide for commencement of the Defined Benefit Plan benefit before age fifty-five.

   b. If a participant who has five or more years of vesting service dies before his/her benefit commencement date under the Defined Benefit Plan, the SRIP benefit shall be paid in the same form and shall commence at the same time as a preretirement survivor benefit under the Defined Benefit Plan.

   c. Except as provided in paragraph g. or as provided below, any participant in the Defined Benefit Plan and the SRIP who is entitled to a vested or deferred vested pension under such Defined Benefit Plan shall have his SRIP benefit (i)
commence at the same time as his benefit commencement date under the Defined
Benefit Plan and (ii) paid in the same form and with the same designated joint annuitant, if any, as his form of payment under the Defined Benefit Plan unless otherwise provided under the terms of any Qualified Domestic Relations Order applicable to said participant or unless otherwise determined by the Directors or the Committee in their or its sole discretion. Any such participant who is eligible for the special early commencement option under the Defined Benefit
Plan may petition the Directors or the Committee at any time at least two months prior to his severance from service date under the Defined Benefit Plan to change such form of payment into a single sum or annual installments from two to ten years, or any other payment form approved by the Directors or the Committee in their or its discretion. If annual installment payments are elected, interest, if any, on such installments shall be determined by the Actuary, subject to approval by TRW Automotive.

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   d. Except as provided above or in paragraph g., payment of benefits under the
SKIP shall be made commencing with the January following the date the participant becomes eligible, having terminated his employment with TRW
Automotive, for benefits under the Defined Benefit Plan; provided, however, that if the participant's termination of employment is the result of a divestiture of the TRW Automotive unit or operation where the participant worked prior to termination of employment and the participant obtains employment with the entity that acquired such unit or operations, then the SKIP benefit shall not be payable until such participant is eligible for and receives (or commences to receive) his Defined Benefit Plan benefit (even if the SRIP benefit is less than
$5,000).

   e. Except as provided above and in paragraph g., the automatic form of benefit payable under the Plan shall be, for an unmarried participant, a single life annuity, and, for a married participant, a 50% joint and survivor annuity, with the participant's eligible spouse being the survivor annuitant.
Notwithstanding the above, the participant may petition the Directors or the
Committee at any time at least two months prior to severance from service date under the Defined Benefit Plan to change such form of payment into a single sum or annual installments from two to ten years, or any other payment form approved by the Directors or the Committee in their or its discretion. If annual installment payments are elected, interest, if any, on such installments shall be determined by the Actuary, subject to approval by TRW Automotive.

   f. Upon approval by the Directors or the Committee, as applicable, any election of a form of payment or benefit commencement date other than the automatic form and commencement date shall be irrevocable.

   g. If the present value of a participant's interest in the SRIP, determined as of the later of the participant's age 55 or severance from service date under the Defined Benefit Plan, is less than an amount which, if converted to a single sum equals $5,000, the benefit shall be paid out in a single sum, either at the same time as his benefit commencement date under the Defined Benefit Plan or at another date as determined by the Directors or the Committee in their or its sole discretion.

   h. Payments to be made pursuant to the SRIP shall be made by TRW Automotive;
provided that if TRW Automotive U.S. L.L.C. makes the payments for itself and on behalf of the participating members of its controlled group, any appropriate reimbursement shall be made by the other participating controlled group members.
The SRIP shall be unfunded, and TRW Automotive shall not be required to establish any special or separate fund nor to make any other segregation of assets in order to assure the payment of any amounts under the SRIP.
Participants of the SRIP shall have the status of general unsecured creditors of
TRW Automotive and the SRIP constitutes a mere promise by TRW Automotive to make benefit payments in the future.

5. NON-ALIENATION OF BENEFITS. Neither a participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, in advance of actual receipt, any SRIP benefit. Any such attempted assignment or transfer shall be ineffective; TRW's sole obligation under the
SRIP shall be to pay benefits to the

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participant, his beneficiary or his estate, as appropriate. No part of any SRIP benefit shall, prior to actual payment, be subject to the payment of any debts, judgments, alimony or separate maintenance owed by a participant or any other person; nor shall any SRIP benefit be transferable by operation of law in the event of a participant's or any other person's bankruptcy or insolvency, except as required or permitted by law.

6. DIRECTORS/COMMITTEE. For purposes of the SRIP, the term "Directors" shall mean the Compensation Committee of the Directors of TRW Automotive U.S. L.L.C.
(or any such other committee which the Board may establish for this purpose)
with respect to the approval of benefits of any participant who is, or ever was, either a Director of TRW, a member of the Chief Executive Office, or a member of the Management Committee. With respect to the approval of benefits of other participants, the term "Committee" shall refer to an Administrative Committee consisting of those three employees of TRW Automotive who occupy the most senior positions in the Company Staff Finance, Human Resources, and Law Departments (or
any such other committee which the Board may establish for this purpose). The
Committee or its delegate shall interpret the provisions of the SRIP and determine the rights and status of participants and beneficiaries hereunder and handle the general administration of the SRIP. Such interpretations and determinations shall be final and conclusive as to all interested persons.

7. CLAIMS PROCEDURE. If a claim for a SRIP benefit is denied, in whole or in part, a written notice of denial provided to the participant shall state the reasons for denial, a description of any additional material or information required; and an explanation of the claim review procedure. Any person whose claim, upon his written request for review, is again denied may make a second request for review. A decision on such second request shall normally be made within sixty days.

8. AMENDMENT AND TERMINATION. Nothing herein shall be construed to constitute a contract between TRW Automotive and the participants to continue the SRIP. The
Directors may terminate the SRIP at any time and may at any time and from time to time amend any or all of its provisions.

9. MISCELLANEOUS.

   a. As used herein, the masculine gender shall include the feminine gender. To the extent that any term is not defined under the SRIP, it shall have the same meaning as defined in the Defined Benefit Plan.

   b. Employment rights with TRW Automotive shall not be enlarged or affected by the existence of the SRIP.

   c. In case any provision of the SKIP shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions.

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   d. The SKIP shall be governed by the laws of the State of Michigan to the extent not preempted by ERISA.

         Dated the 27th day of February, 2003

                                         TRW Automotive U.S. L.L.C.

                                         By: /s/ Steven M. King
                                             --------------------------------

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